Exhibit 10.2

UNIT REDEMPTION AGREEMENT

This Unit Redemption Agreement (this “Agreement”) is made and entered into as of June 2, 2010 (the “Effective Date”), by and between NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (the “Company”), and TKK INVESTMENTS, LLC, a Missouri limited liability company (“TKK”), and TMKCo, LLC, a Missouri limited liability company (“TMK”).

WHEREAS, TKK and TMK (collectively, the “Klein Entities”) desire that the Company redeem certain Class B Units representing membership interests in the Company.

WHEREAS, the Company has agreed to redeem from the Klein Entities, and the Klein Entities each agree to sell to the Company, such number of Class B Units as set forth on Exhibit A (the “Class B Units”), on the terms and conditions set forth in this Agreement (the “Redemption”).

NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows:

1.                                       Redemption of Units.  The Company hereby agrees to redeem and accept from each of the Klein Entities, and each of the Klein Entities hereby agrees to sell, assign and transfer to the Company, all right, title and interest in and to the Class B Units.  After the Redemption of the Class B Units under this Agreement, the ownership of units of membership interests in the Company shall be as provided on the amended Exhibit 3.1 attached as Exhibit B.

2.                                       Redemption Price.  As full consideration for the Redemption of the Class B Units, the Company shall pay to TKK and TMK the amounts set forth opposite the Member’s name on Exhibit A (the “Redemption Price”) for the corresponding number of Class B Units set forth on Exhibit A.

3.                                       Closing.  The closing of the Redemption will take place on or before June 3, 2010 or such other date as the parties may agree (the “Closing Date”).

4.                                       Amendment of Limited Liability Company Agreement.  Upon closing of the Redemption, the National Beef Packing Company, LLC Limited Liability Company Agreement dated August 6, 2003, as subsequently amended from time to time (the “LLC Agreement”), shall be amended by deleting the Fourth Amended Exhibit 3.1 thereto in its entirety and inserting in lieu thereof the Fifth Amended Exhibit 3.1 attached hereto as Exhibit B.

5.                                       Representations and Warranties of the Members.  Each of the Klein Entities hereby represents and warrants to the Company as of the Effective Date and the Closing Date that:

(a)  The Class B Units to be redeemed hereunder are owned both of record and beneficially by the applicable Klein Entity, free and clear of any lien, claim, security interest or encumbrance whatsoever.

(b)  The Klein Entity has the full power and legal right and authority to execute, deliver and perform this Agreement.

(c)  This Agreement constitutes a valid and legally binding obligation of the Klein Entity, enforceable in accordance with its terms.

(d)  The Redemption will vest in the Company good, marketable, legal and equitable title in and to the Class B Units.

(e)  After the Redemption applicable Klein Entity will have the continuing right to receive the allocation of profits and losses and corresponding distributions related to the redeemed Class B Units calculated through the end of the calendar quarter in which the Redemption occurs and prorated on a daily basis through the Closing Date, which shall include distributions for tax purposes.

These representations and warranties of each of the Klein Entities will survive the Redemption.

6.                                       Waiver and Release. Upon payment in full of the Redemption Price, each of the Klein Entities hereby waives and forever releases any and all rights such Klein Entity may have under the LLC Agreement to obtain an appraisal or other valuation of the Class B Units redeemed pursuant to this Agreement, including the appraisal and sale rights pursuant to Sections 12.5.1 through 12.5.9 of the LLC Agreement.

7.                                      Severability.  To the extent that any provision of this Agreement is determined to be invalid or unenforceable, the invalid or unenforceable portion of the provision will be deleted from this Agreement, and the validity and enforceability of the remainder of the provision and of this Agreement will be unaffected.

8.                                      Headings and Captions.  The headings and captions in the sections, paragraphs and clauses of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

9.                                       Benefit and Burden, No Assignment.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors’ interest and shall not be assigned to any other person or entity.

10.                                Miscellaneous.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties.  This Agreement sets forth all agreements and representations of the parties with respect to the subject matter of this Agreement, and any and all prior agreements with respect to such subject matter are hereby revoked in favor of this Agreement.  This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to choice of law provisions.

11.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which will constitute one and the same document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Unit Redemption Agreement as of the date first above written.

National Beef Packing Company, LLC

By:	/s/ Steven D. Hunt
Print Name: Steven D. Hunt
Title: Chairman of the Board

TKK Investments, LLC

By:	/s/ Timothy M. Klein
Print Name: Timothy M. Klein
Title: President

TMKCo, LLC

By:	/s/ Timothy M. Klein
Print Name: Timothy M. Klein
Title: President

AGREED TO BY:

U.S. Premium Beef, LLC		NBPCO HOLDINGS, LLC

By:	/s/ Steven D. Hunt	By:	/s/ Eldon Roth
Print Name: Steven D. Hunt		Print Name: Eldon Roth
Title: Chief Executive Officer		Title: President

Exhibit A

Members, Redeemed Class B Units and Redemption Price

Member	Redeemed Class B Units	Redemption Price
TKK Investments, LLC	82,315.5	$4,000,000
TMKCo, LLC	82,315.5	4,000,000

Exhibit B

Fifth Amended Exhibit 3.1 to LLC Agreement

EXHIBIT 3.1

Member	Class A Units		Contribution	Total Class A %	Class B-1 Units		Contribution	Total Class B-1%
USPB	94,680,681		$94,680,681.00	46.4143%	10,664,475		$10,664,475.00	69.3340%
	55,841,342	(1)	$55,841,342.00	27.3745%
NBPCo	31,553,956		$31,553,956.00	15.4684%	3,810,044		$3,810,044.00	24.7706%
	19,642,729	(1)	$19,642,729.00	9.6293%
TKK					760,542	(2)	$760,542	4.9446%
TMK	2,271,428		$2,271,428.00	1.1135%	146,256	(2)	$146,256	0.9509%
Total	203,990,136		$203,990,136.00	100%	15,381,317		$15,381,317	100%

(1)  The 55,841,342 new Class A Units held by USPB and 19,642,729 new Class A Units held by NBPCo (referred to as “Class A1 Units”) have additional Class A rights and preferences consisting of: (a) the Members agree that the Priority Return under the Company’s limited liability company agreement under Section 5.7.2(b) shall be seven percent (7%) per annum for Class A1 Units rather than five percent (5%) per annum; and (b) for purposes of determining Class B-1 ownership for liquidation or the redemption of Units, the Class A1 Units shall be deemed converted to Class B-1 Units at a ratio of one (1) Class B-1 Unit for 29.8214 Class A1 Units and then shall remain Class A1 Units after the determination.  Subject to lending covenants, the Board of Managers may redeem capital, including Class A1 Units after making tax distributions.  Without any redemption of Class A1 Units, the determination of Class B-1 ownership and rights for purposes of a redemption or liquidation event would be as follows:

Members	New Class B-1 Units	Total Class B-1 Units	Total Class B-1%
TKK		760,542	4.2459%
TMK		146,256	0.8165%
Total Klein		906,798	5.0624%

USPB	1,872,526.0612	12,537,001.0612	69.9901%
NBPCo	658,679.0518	4,468,723.0518	24.9475%

(2)  For purposes of redemption or liquidation of the 760,542 Class B-1 Units held by TKK Investments, LLC and the 146,256 Class B-1 Units held by TMKCo, LLC, as part of the consideration paid to TKK Investments, LLC or TMKCo, LLC there shall be paid by the Company a premium (“Non-Dilution Premium”).  The Non-Dilution Premium shall be determined by agreement of the Company and TMKCo, LLC and TKK Investments, LLC, which shall provide with the current Class B-1 Unit ownership, the Non-Dilution Premium will not exceed $4,323,902 and would be up to $4.76832 per Class B-1 Unit that TMKCo, LLC and TKK Investments, LLC hold after the redemption of Class B Units contemplated by this Agreement.

This Schedule 3.1 is hereby agreed to as the statement of the Members ownership interests in the Company which shall amend the Company’s Limited Liability Company Agreement (“LLC Agreement”) to the extent rights, restrictions and preferences of the ownership interests are provided in this Schedule 3.1.  In cases where the provisions of this Schedule 3.1 conflict with the LLC Agreement, the provisions of this Schedule 3.1 shall control.

This Schedule 3.1 may be executed in counterparts with the effect of the counterparts being considered as one executed document.

National Beef Packing Company, LLC	U.S. Premium Beef, LLC

By Steven D. Hunt,	By Steven D. Hunt
Its Chair	Its CEO

TKK Investments, LLC	NBPCO HOLDINGS, LLC

By	By
Its	Its

TMKCo, LLC

By
Its